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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Statement Nos. 33-62797, 333-38199, 333-84320,
333-102373) of American Express Credit Corporation and in the related Prospecti of our report dated March 16, 2005 with respect to the consolidated financial statements and schedule of American Express Credit Corporation included in this Annual Report on Form 10-K for the year ended December 31, 2004.


/s/ Ernst & Young LLP




New York, New York
March 24, 2005